Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Churchill Downs Incorporated of our report dated March 6, 2009, which appears in the annual report on Form 10-K of Youbet.com, Inc for the year ended December 31, 2008, and to the reference to our Firm under the caption “Additional Information—Experts” in such Registration Statement.

/s/ PIERCY BOWLER TAYLOR & KERN

Certified Public Accountants

Las Vegas, Nevada

December 22, 2009